Exhibit 99.7

DEMAND PROMISSORY NOTE

January 3, 2006	$643,096
New York, New York

FOR VALUE RECEIVED, ACADIA MARKET SQUARE, LLC, a Delaware limited liability (the “Company”), DOES HEREBY PROMISE TO PAY ON DEMAND to ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, or its registered successors or assigns (each a “Registered Holder”), the principal sum of SIX HUNDRED FORTY THREE THOUSAND AND NINETY SIX DOLLARS ($643,096), together with interest (calculated on the basis of a 365-day or 366-day year, as the case may be, and charged for the actual number of days elapsed) accrued, from the date hereof through the date on which the outstanding principal amount of this Demand Promissory Note (this “Note”) is repaid in full, on the unpaid principal amount hereof from time to time outstanding, at a rate per annum equal to nine percent (9%), compounded on the last day of March, June, September and December of each year, pursuant to the terms and conditions of this Note. In the event the Company fails to repay the outstanding principal of and accrued and unpaid interest on this Note on the date when the Registered Holder demands payment thereof, this Note shall bear interest on the outstanding principal amount hereof, and accrued and unpaid interest hereon as of such date, at a rate equal to fifteen percent (15%) per annum, compounded on the last day of March, June, September and December of each year.

1.            Prepayment. This Note may be prepaid, in whole or in part, at any time by the Company without premium or penalty; provided, however, that if this Note is prepaid, any such prepayment amount shall be applied first to all accrued and unpaid interest and the remainder to the outstanding principal amount of this Note. From and after the date of any prepayment, interest shall cease to accrue on the portion of the principal amount of this Note so prepaid.

2.            Amendments. This Note may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Registered Holder and the Company.

3.            Assignment. No obligation hereunder may be assigned (by operation of law or otherwise) by the Company or assumed by another individual or entity without the prior written consent of the Registered Holder and any attempt to do so will be void. Subject to the preceding sentence, this Note is binding upon, inures to the benefit of and is enforceable by the Registered Holder and the Company and their respective successors and assigns.

4.            Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW

YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

5.          Interest Limitations. It is the intention of the Company and Registered Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

ACADIA MARKET SQUARE, LLC

By:___________________________

Name: Robert Masters

Title: Senior Vice President

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